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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) January 26, 2000.
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                            CONMAT TECHNOLOGIES, INC.
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               (Exact name of registrant as specified in charter)



        Florida                    000-30114                     23-2999072
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(State or other jurisdic-   (Commission File Number)            (IRS Employer
 tion of incorporation)                                      Identification No.)


Franklin Avenue and Grant Street, Phoenixville, PA                 19460
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(Address of principle executive offices)                         (Zip Code)


Registrant's telephone number, including area code  215-569-2140
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                                       N/A
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         (Former name or former address, if changed since last report.)


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                            CONMAT TECHNOLOGIES, INC.
              FORM 8-K RELATING TO ITEM 4: CHANGES IN REGISTRANT'S
                              CERTIFYING ACCOUNTANT


Item 4.  Changes in Registrant's Certifying Accountant

         On January 26, 2000, the board of directors of the Conmat Technologies, Inc. (the "Company") approved the dismissal of Grant Thornton LLP, the principal accountant previously engaged to audit the Company's financial statements. Neither of the reports provided by Grant Thornton LLP for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent period, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On January 26, 2000, the board of directors of the Company approved the engagement of Cogen & Sklar LLP as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         Cogen Sklar LLP reviewed the disclosure provided in this Form 8-K prior to its filing with the Securities and Exchange Commission.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CONMAT TECHNOLOGIES, INC.



Date: February 2, 2000           By: /s/ Paul A. DeJuliis
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                                     Name:  Paul A. DeJuliis
                                     Title: Chairman and Chief Executive Officer